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File:       ERR                                                                 Narragansett Electric
Range:      ERR                                                                 BVE/Newport Electric
                                                                                R.I.P.U.C. Docket No. 2930
                                                                                Exhibit 1
                                                                                Page 1 of 2
                     THE NARRAGANSETT ELECTRIC COMPANY
                        ANNUAL HOLD HARMLESS SUMMARY

Hold Harmless Measures Beginning on the Rate Consolidation Date

Blackstone

      R-1/W-1          Switched Rate Mapping to Rate A-18 from Rate A-16                $48,924
      R-2              Rate Design Change                                              $(1,203)
      R-3              Switched Rate Mapping to Rate A-32 from Rate A-16               $101,873
      G-1              Customer Charge Credit                                           $96,974
      G-2              Grandfathered Rate with Continued Discount                    $(119,265)
      Many Classes     Hold Harmless Credits (See Exhibit JMM-16)                      $206,424
                                                                                       --------

Newport

      R-1/W-1          Switched Rate Mapping to Rate A-18 from Rate A-16               $247,773
      R-2              Rate Design Change                                             $(12,097)
      G-1              Customer Charge Credit                                           $15,752
      G-2              Switched Rate Mapping to New Rate G-22                        $(162,861)
      Many Classes     Hold Harmless Credits (See Exhibit JMM-16)                        $3,661
                                                                                         ------
                                                                                                  $92,228
                                                                                                  -------
        Total Hold Harmless Measures                                                             $425,955


Hold Harmless Credits Expiring on January 1, 2005

Blackstone

      G-1              Customer Charge Credit                                           $96,974
      Many Classes     Hold Harmless Credits (See Exhibit JMM-16)                      $206,424
                                                                                       --------

Newport

      G-1              Customer Charge Credit                                                     $15,752
      Many Classes     Hold Harmless Credits (See Exhibit JMM-16)                                  $3,661
                                                                                                   ------
                                                                                                  $19,413
                                                                                                  -------
        Total Hold Harmless Credits Expiring January 1, 2005                                     $322,811

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                     THE NARRAGANSETT ELECTRIC COMPANY
                    CALCULATION OF HOLD HARMLESS CREDITS


Step One - After the approval of Rate Plan

    Determine eligible Blackstone/Newport customers using 1999 billing determinants

    If New Rates times 1999 Billing determinants less Old Rates times 1999 Billing determinants > zero Then Customer is eligible to receive annual credit

Step Two - January each year from 2001 to 2005

    Determine Benchmark Distribution, Transmission and Transition Rates each year

    Benchmark Distribution Rate = Distribution Rate prior to Consolidation Benchmark Transmission Rate = Transmission Rate prior to Consolidation plus Prior Year increase in the Consolidated Transmission Rate Benchmark Transition Rate = Actual CTC billed relating to appropriate zone

Step Three - January each year from 2001 to 2005

    Determine Credits for prior year

    If Actual prior years Bills less Benchmark Rates times prior years Billing determinants > zero Then Customer receives a credit to their next bill


Other Rules

    If a customer moves from its current zone during the year the customer is removed from the eligibility list
    If a customer has a negative credit the customer is removed from the eligibility list
    No customer receives credits for bills after January 1, 2005